UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2010

UNITED STATES OIL FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32834	20-2830691

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502

(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code	(510) 522-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference is the Director Deferred Compensation Agreement effective as of April 1, 2010 (each a “Director Agreement”) for the three independent directors (Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes III) of the United States Commodity Funds LLC (the “General Partner”) who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002 and are also the members of the audit committee of the General Partner.

Each of the three independent directors is entering into a Director Agreement with the General Partner and each of the commodity pools for which the General Partner acts as the general partner (together, the “Funds”) including, among others, the United States Oil Fund, LP, the United States Natural Gas Fund, LP, the United States 12 Month Oil Fund, LP, the United States Gasoline Fund, LP, the United States Heating Oil Fund, LP, the United States Short Oil Fund, LP and the United States 12 Month Natural Gas Fund, LP.  Each of the three independent directors may receive certain deferred compensation payments from the Funds as described in the Director Agreement and such deferred compensation would be in addition to the payment of director fees and expenses that are made to the independent directors by the Funds based on the relative assets of each Fund computed on a daily basis.  The Director Agreements are being entered into with the independent directors to provide sufficient incentive to each independent director to continue his service to the General Partner and the Funds.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Form of United States Commodity Funds LLC Director Deferred Compensation Agreement.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES OIL FUND, LP
	By:	United States Commodity Funds LLC, its general partner

Date: April 1, 2010	By:	/s/ Howard Mah
	Name:	Howard Mah
	Title:	Chief Financial Officer